EXHIBIT 23.1
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated July 5, 2005, with respect to the consolidated financial statements of Linkwell Tech Group, Inc included in its Current Report on Form 8-K/A for the year ended December 31, 2004, filed with the Securities and

Exchange Commission.
                                SHERB & CO., LLP,
                          Certified Public Accountants
Boca Raton,Florida
August 23, 2005


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